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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Sun Microsystems, Inc. of our report dated March 25, 1998, except for Note 10 which is as of July 6, relating to the consolidated financial statements of NetDynamics, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

San Jose, California

July 28, 1998